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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-34295) of RACI Holdings, Inc., and Subsidiaries of our report dated February 20, 2002, except as to the second paragraph of
Note 15 for which the date is March 4, 2002, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10K for the year ended December 31, 2001. We also consent to the reference of us under the heading "Selected Financial Data" in this Form 10-K.


/s/ PricewaterhouseCoopers

Greensboro, North Carolina
March 4, 2002